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                                                               Exhibit 10.(f)(f)


                           RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT, made this _____ day of __________, 1997, by and between HENRY SCHEIN, INC., a Delaware corporation (the "Company"), and BRUCE J. HABER, (the "Executive").

      WHEREAS, in consideration of his agreement not to compete with the Company, the Company has agreed to issue the Executive _________________* shares of its Common Stock, par value $.01, per share.

      WHEREAS, such shares are to be subject to certain restrictions.

      NOW, THEREFORE, the company and the Executive agree as follows:

      1. Grant of Shares

      The Company is issuing to the Employee _________* shares of Common Stock of the Company, par value $.01 (the "Shares"). Pursuant to Section 3 hereof, the Shares are subject to certain restrictions, which restrictions shall expire at various times with regard to portions of the Shares. While such restrictions are in effect, the Shares subject to such restrictions shall sometimes be referred to herein as "Restricted Stock".

----------
* A number of shares equal to the quotient of $1 million divided by the average of the closing sales price of Company Common Stock as reported by NASDAQ for the 20 trading days preceding the date upon which the Effective Time occurs.
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      2. Restrictions on Transfer.

      The Employee shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue "stop transfer" instructions to its transfer agent.

      3. Restricted Stock.

            3.1 Deposit of Certificates. The Executive will deposit with and deliver to the Company the stock certificates representing the Restricted Stock, each duly endorsed in blank or accompanied by stock powers duly executed in blank. In the event the Executive receives a stock dividend on the Restricted Stock or the Restricted Stock is split or the Executive receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Executive in respect of the Restricted Stock (collectively "RS Property"), the Executive will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS


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Property shall be subject to the same restrictions, including that of this
Section 3.1, as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term "Restricted Stock."

            3.2 Rights with Regard to Restricted Stock. The Executive will have the right to vote the Restricted Stock, to receive and retain all regular cash dividends payable to holders of Common Stock of record on and after the issuance of the Restricted Stock (although such dividends shall be treated, to the extent required by law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock, with the exceptions that (i) the Executive will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the restriction period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled, (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the restriction period, (iii) no RS Property shall bear interest or be segregated in separate accounts during the restriction period and
(iv) the Executive may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the restricted period.

            3.3 Vesting. The Restricted Stock shall become vested and cease to be Restricted Stock (but still subject to the other terms of this Agreement) as to one-tenth of the Shares on each anniversary of the date hereof if the Executive has been continuously employed by the Company or its subsidiaries within the meaning of Section 424 of the Internal Revenue Code (the "Control Group") until such date.


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            There shall be no proportionate or partial vesting in the periods prior to each such anniversary and all vesting shall occur only on such anniversary provided that, if the (a) the Executive dies, (b) Executive's employment is terminated by the Company without cause as such term is used in the Executive's Employment Agreement with the Company dated the date hereof (the "Employment Agreement"), (c) his employment is terminated by him for good reason, as such term is used in the Employment Agreement, (d) his employment is terminated pursuant to Section 7(a)(i)(A) of the Employment Agreement, or (e) a Significant Date shall have occurred as that term is defined in Schedule A to Exhibit C to the Employment Agreement, he shall also vest at such time in the Restricted Stock that would otherwise have vested on each succeeding anniversary of the date hereof. When any Restricted Stock becomes vested, the Company shall promptly issue and deliver to the Executive a new stock certificate registered in the name of the Executive for such Shares without the legend set forth in
Section 4(a) hereof and deliver to the Executive any related other RS Property.

            3.4 Forfeiture. In the event that the employment of the Executive with the Company terminates, or is terminated, for any reason whatsoever, other than those described in the second paragraph of Section 3.3, the Executive shall forfeit to the Company, without compensation, all unvested Restricted Stock (but no vested portion of the Shares); provided that, in the event of death or disability of the Executive, the Compensation Committee of the Board of Directors of the Company may, in its sole discretion, but shall not be obligated to, fully vest and not forfeit all or any portion of the Executive's Restricted Stock.


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            3.5 Adjustments. In the event of any stock dividend, split up, split- off, spin-off, distribution, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or liquidation or the like, the Restricted Stock shall, where appropriate in the sole discretion of the Compensation Committee of the Board of Directors of the Company, receive the same distributions as other shares of Common Stock or be adjusted either on the same basis as other shares of Common Stock or on some other basis as determined by the Compensation Committee of the Board of Directors. In any such event, the Compensation Committee of the board of Directors may, in its sole discretion, determine to aware additional Restricted Stock in lieu of the distribution or adjustment being made with respect to other shares of Common Stock. In any such event, the determination made by the Compensation Committee of the Board of Directors shall be conclusive. The Compensation Committee of the Board of Directors may, in its sole discretion, at any time fully vest and not forfeit all or any portion of the Executive's Restricted Stock.

            3.6 Withholding. The Employee agrees that, subject to subsection 3.7 below,

                  (a) No later than the date on which any Restricted Stock shall have become vested, the Executive will pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested;


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                  (b) The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Executive any federal, state or local taxes of any kind required y law to be withheld with respect to any Restricted Stock which shall have become so vested; and

                  (c) In the event the Executive does not satisfy (a) above on a timely basis, the Company may, but shall not be required to, pay such required withholding and treat such amount as a demand loan to the Employee at the maximum rate permitted by law, with such loan, at the Company's sole discretion and provided the Company so notifies the Employee within thirty (30) days of the making of the loan, secured by the Shares and any failure by the Executive to pay the loan upon demand shall entitle the Company to all of the rights at law of a creditor secured by the Shares. The Company may hold as security any certificates representing any Shares and, upon demand of the Company, the Executive shall deliver to the Company any certificates in his possession representing Shares together with a stock power duly endorsed in blank.

            3.7 Section 83(b). If the Executive properly elects (as required by
Section 83(b) of the Internal Revenue Code) within thirty (30) days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Executive shall pay to the


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Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to such Restricted Stock. If the Executive shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Executive any federal, state or local taxes of any kind required by law to be withheld with respect to such Restricted Stock, as well as the rights set forth in Section 3.6(c) hereof. The Executive acknowledges that it is his sole responsibility, and not the Company's, to file timely the election under Section 83(b) of the Internal Revenue Code and any corresponding provisions of state tax laws if he elects to utilize such election.

            3.8 Special Incentive Compensation. The Executive agrees that the award of the Restricted Stock hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) and any other RS Property will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

            3.9 Delivery Delay. The delivery of any certificate representing Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Executive or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange.


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      4. All certificates representing the Shares shall have endorsed thereon the following legends:

            (a) If Restricted Stock, "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING A VESTING SCHEDULE AND FORFEITURE PROVISION AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

            (b) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

            (c) Any legend required to be placed thereon by applicable blue sky laws of any state.


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      5. Securities Representations.

      The Shares are being issued to the Executive and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Employee.

      The Employee acknowledges, represents and warrants that:

            (a) the Shares are being acquired for his own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of such Shares;

            (b) he has been advised that the Shares have not been registered under the Securities Act of 1933 (the "Act") on the ground that no distribution or public offering of the Shares is to be effected, and in this connection the Company is relying in part on his representations set forth in this Section;

            (c) in the event that the Employee is permitted to sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, the Employee may only do so pursuant to a registration statement under the Act and qualification under applicable state securities laws or pursuant to an opinion of counsel satisfactory to the Company that such registration and qualification are not required, and that the transaction (if it involves a sale in the over-the-counter market or on a securities exchange) does not violate the


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      provisions of Rule 144 under the Act. A stop-transfer order will be placed on the books of the Company respecting the certificates evidencing the Shares, and such certificates shall bear, until such time as the Shares evidenced by such certificates shall have been registered under the Act or shall have been transferred in accordance with an opinion of counsel for the Company that such registration is not required, the legends set forth in Section 4 hereof;

            (c) the transfer of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Company is under no obligation to register the Shares;

            (e) he understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption form registration under Rule 144 will not be available unless (i) a public trading market then exists for the common stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

      6. Not an Employment Agreement.

      The issuance of the Shares hereunder does not constitute an agreement by the Company to continue to employ the Executive during the entire, or any portion of the, term


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of this Agreement, including but not limited to any period during which
Restricted Stock is outstanding.

      7. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Executive for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Executive, may in the name and stead of the Executive, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Executive hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Executive shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

      8. Miscellaneous.

            8.1 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

            8.2 This Agreement constitutes the entire agreement between the parties and cannot be changed or terminated orally. No modification or waiver of any of the


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provision hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

            8.3 This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

            8.4 The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

            8.5 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

            8.6 All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth below or to such other address as either party may designate by like notice.


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                             If to the Company:

                             Henry Schein, Inc.

                             ___________________

                             ___________________

                             Attention:  Marke Mlotek, Esq.

                             With a copy to:

                             Proskauer Rose Goetz & Mendelsohn LLP
                             1585 Broadway
                             New York, New York 10036
                             Attention:  Robert A. Cantone, Esq.

                             If to the Executive:

                             Bruce J. Haber

                             ___________________

                             ___________________

                             With a copy to:

                             Otterbourg Steindler

                             ___________________

                             ___________________

                             Attention:  Donald Gellert, Esq.

            8.7 This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the internal laws of the State of New York.

            8.8 Notwithstanding anything to the contrary contained in this Agreement, the Restricted Stock may be transferred by the Executive to any member of his immediate family or any trust for the benefit of any such family member, provided such transferee agrees to be bound by the terms of this Agreement to the same extent as the Executive.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            HENRY SCHEIN, INC.


                                            By:________________________________
                                                   Authorized Officer


                                            ___________________________________
                                            Executive


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                                 ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                   )   ss.:
COUNTY OF NEW YORK )

            On this day of , 19__ before me personally appeared
_________________________ to me known to be the person described in and who executed the foregoing agreement, and acknowledged that he executed the same as his or her free act and deed.


                                            ________________________________
                                                      Notary Public


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